UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022 (December 12, 2022)

Point of Care Nano-Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56356	27-2830681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 AmberSweet Way, Davenport, FL, 33897
(Address of principal executive offices)

(732) 723-7395
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2022, Point of Care Nano-Technology, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Global Foods Group, LLC (“GFG”) and its majority member, GFG Partner Holdings, LLC, pursuant to which it agreed to acquire (the “Acquisition”) substantially all of the assets of GFG, consisting of assets relating to the sugar substitute that GFG has been developing, Jaca®. In exchange for the Jaca related assets, the Company will issue to GFG and/or its designees 7,000,000 shares of the Company’s common stock. Upon the closing of the Acquisition, which will effect a change of control of the Company, Peter Ferrari, the majority member of GFG Partner Holdings, LLC, the controlling member of GFG, will become the CEO and a director of the Company. Mr. Ferrari will also become the Company’s new majority shareholder controlling approximately seventy percent (70%) of the Company’s voting stock following the closing. Nicholas DeVito, the current CEO and controlling stockholder of the Company through the 1,000 shares of super-majority class A preferred stock of the Company that he holds, will retain his positions with the Company as Treasurer, Secretary and Chief Financial Officer and director. Mr. DeVito will exchange his 1,000 shares of the Company’s super majority class A preferred stock, through which he currently exercises eighty percent (80%) voting control over the Company, for 2,000,000 shares of the common stock of the Company. The closing of the Acquisition is contingent upon, among other things, GFG’s raising, prior to the closing, a minimum of $1,500,000 to be contributed to the Company upon closing as part of the purchased assets under the Agreement, for working capital purposes. There can be no assurances that GFG will be able to raise these funds or that this acquisition will successfully close.

In connection with the Acquisition, the Company also agreed assume approximately $33,000 in certain payables obligations of GFG.

The shares of Company common stock to be issued in connection with the Acquisition (as described above) will be issued pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended, and will be considered “restricted securities.”

Following the Acquisition, the Company’s business is expected to focus on the Jaca product development activity currently being carried on by GFG as a development-stage company. However, the Company expects to continue its developing animal nutrition and supplements business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement dated as of December 12, 2022 by and between the Point of Care Nano-Technology, Inc. and Global Foods Group, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT OF CARE NANO-TECHNOLOGY, INC.

Date: December 14, 2022	/s/ Nicholas DeVito
Name: Nicholas DeVito
Title: Chief Executive Officer